Exhibit 99.1

Duke Robotics Provides Update on Progress with Elbit Systems Regarding “Birds of Prey” Stabilized Weapons Drone System

FT. LAUDERDALE, FL, April 3, 2025 -- Duke Robotics Corp. (OTCQB: DUKR) (“Duke Robotics” or the “Company”), a leader in advanced robotics technology and autonomous drone solutions, today provided an update regarding developments in its collaboration with Elbit Systems (“Elbit”) relating to its stabilized weapons drone system technology and Duke Robotics’ TIKAD.

Since the Company’s original Collaboration Agreement with Elbit, announced in February 2021 (“Agreement”), Elbit has made significant progress and has been marketing and deploying the system with customers under the brand name “Birds of Prey”.

The stabilized weapons drone system features proprietary technology that enables precise remote operations via an unmanned aerial platform, designed to enhance military operational capabilities while minimizing risk to personnel with no boots on the ground.

Building on these positive developments, the companies have agreed to expand their collaboration according to the Agreement to allow Duke Robotics to market this innovative system to military, defense, home-land security and para-military customers, in coordination with Elbit. Duke Robotics will be entitled to a commission fee, in the mid-single figure percentage range, from transactions resulting from its marketing activities, in addition to the royalties it is entitled to as part of the original Agreement.

About Duke Robotics Corp.

Duke Robotics Corp. (formerly known as UAS Drone Corp) is a forward-thinking company focused on bringing advanced stabilization and autonomous solutions to both military and civilian sectors. Through its wholly owned subsidiary, Duke Robotics Ltd., the company developed TIKAD, an advanced robotic system that enables remote, real-time, and accurate firing of lightweight firearms and weaponry via an unmanned aerial platform (UAV) designed to meet the growing demand for tech solutions in modern warfare. Duke Robotics Ltd. Also developed the IC Drone, a first-of-its-kind robotic, drone-enabled system for cleaning electric utility insulators. The unique system, based on the Company’s advanced intellectual property and know-how, integrates algorithms, autonomous systems, and robotic technologies used in mission-critical applications.

For more information about Duke Robotics Corp (Previously UAS Drone Corp) please visit www.dukeroboticsys.com or view documents filed with the Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “future” and similar expressions, or future or conditional verbs such as “will,” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs, assumptions, and information currently available to us. For example, we are using forward-looking statements when we discuss the expanded collaboration with Elbit and the benefits we may realize as a result of the expanded Agreement. Our actual results may differ materially from those expressed or implied due to known or unknown risks and uncertainties. These include, but are not limited to, risks related to the successful implementation of our marketing activities, continued development and adoption of our products, our ability to effectively collaborate with Elbit Systems, fluctuations in foreign currency exchange rates, operational challenges associated with marketing activities in new markets, geopolitical factors that could impact defense business operations, regulatory challenges in various regions, and competition from technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:

Duke Robotics Corp.

Yossef Balucka, CEO

invest@dukeroboticsys.com

Capital Markets & IR:

ARX | Capital Markets Advisors

North American Equities Desk

DUKE@arxadvisory.com